Exhibit 21

Subsidiaries of Barrington Broadcasting Group LLC

(All entities are Delaware entities)

Barrington Broadcasting Capital Corporation

Barrington Albany LLC

Barrington Amarillo LLC

Barrington Bay City LLC

Barrington Colorado Springs LLC

Barrington Columbia LLC

Barrington Flint LLC

Barrington Harlingen LLC

Barrington Jefferson City LLC

Barrington Kirksville LLC

Barrington Marquette LLC

Barrington Myrtle Beach LLC

Barrington Peoria LLC

Barrington Quincy LLC

Barrington Syracuse LLC

Barrington Toledo LLC

Barrington Traverse City LLC

Barrington Albany License LLC

Barrington Amarillo License LLC

Barrington Bay City License LLC

Barrington Colorado Springs License LLC

Barrington Columbia License LLC

Barrington Flint License LLC

Barrington Harlingen License LLC

Barrington Jefferson City License LLC

Barrington Kirksville License LLC

Barrington Marquette License LLC

Barrington Myrtle Beach License LLC

Barrington Peoria License LLC

Barrington Quincy License LLC

Barrington Syracuse License LLC

Barrington Toledo License LLC

Barrington Traverse City License LLC